Exhibit 99.(j)(13)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 33-87498 on Form N-l A of Vintage Mutual Funds, Inc. of our report dated May 19, 2005 appearing in the Annual Report to Shareholders of Vintage Balanced Fund, Vintage Bond Fund, Vintage Equity Fund, Vintage Growth Fund, Vintage Limited Term Bond Fund, Vintage Municipal Bond Fund, Government Assets Fund, Institutional Money Market Fund, Institutional Reserves Fund, Liquid Assets Fund, and Municipal Assets Fund, comprising Vintage Mutual Funds, Inc, for the fiscal year ended March 31, 2005, in the Statements of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption “Independent Registered Public Accounting Firm” in such Statement of Additional Information. We also consent to the reference to us under the caption “Financial Highlights” in the Prospectuses, which are also part of such Registration Statement.

Kansas City, Missouri
July 25, 2005